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                                                                    EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-59597 and 333-59758) of Enbridge Energy, Limited Partnership and Enbridge Energy Partners, L.P., respectively, of our report dated January 25, 2002 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated February 26, 2002.


PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2002